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                                                                   EXHIBIT 10.31


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of the date of acceptance set forth below, is entered into by and between SPSS INC., a Delaware corporation, with headquarters located at 233 South Wacker Drive, Chicago, Illinois 60606 ("SPSS"), and SIEBEL SYSTEMS, INC., a Delaware corporation, with headquarters located at 2207 Bridgepointe Parkway, San Mateo, California 94404 (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, SPSS and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon an exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act" or the "Act"), and/or Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, such number of newly issued, unregistered shares of common stock, $0.01 par value per share (the "Common Stock") of SPSS as more fully described herein, subject to acceptance of this Agreement by SPSS;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   AGREEMENT TO PURCHASE; PURCHASE PRICE; CLOSING.

     a. AGREEMENT TO PURCHASE; PURCHASE PRICE. The undersigned shall purchase from SPSS on the Closing date that number of shares of SPSS Common Stock (the "Shares") calculable based upon a price per share equal to ninety-five percent (95%) of the average of the closing price of SPSS Common Stock, as quoted on the NASDAQ National Market ("NASDAQ") for the ten (10) trading days following SPSS's release of its earnings for the period ending June 30, 2001, which price is $16.65 (the "Per Share Purchase Price"), and an aggregate purchase price equal to FIVE MILLION AND NO/100 DOLLARS ($5,000,000) (subject to adjustment to prevent the issuance of fractional Shares) (the "Purchase Price"). Notwithstanding anything to the contrary contained herein, fractional Shares shall not be issued. In lieu of fractional shares, the Purchase Price shall be adjusted such that only whole Shares shall be issued hereunder. Payment of the Purchase Price will be made by Buyer by wiring immediately available funds in United States dollars to an account designated by SPSS.

     b. CLOSING. The Closing of the purchase, sale and issuance of the Shares shall take place at the principal office of SPSS, 233 South Wacker Drive, Chicago, Illinois 60606 on or before September 28, 2001 or at such other time and date as the parties hereto may agree (the "Closing"). At the Closing, SPSS shall deliver to the Buyer a certificate or certificates in the Buyer's name for the number of Shares set forth on the signature page hereto, against receipt from the Buyer of the Purchase Price.


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     2.   BUYER REPRESENTATIONS AND WARRANTIES.

     The Buyer represents and warrants to, and covenants and agrees with, SPSS as follows:

     a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as defined below), the Buyer is purchasing the Shares for its own account for investment only and not with a view towards the resale or distribution of any part thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D as presently in effect, (ii) experienced in making investments of the kind described in this Agreement and the related documents,
(iii) able, by reason of the business and financial experience of its officers (if an entity) and/or professional advisors (who are not affiliated with or compensated in any way by SPSS or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

     c. The Buyer understands that the Shares have not been registered under the 1933 Act, or any applicable state securities laws. Therefore, the Buyer shall not sell or offer to sell the Shares except pursuant to registration of the Shares under the 1933 Act or an exemption from registration requirements of United States federal and state securities laws and in compliance with all applicable state securities laws.

     d. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that SPSS is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

     e. The Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of SPSS and materials relating to the offer and sale of the Shares which have been requested by the Buyer. The Buyer and its advisors have been afforded the opportunity to ask questions of SPSS and have received complete and satisfactory answers to any such inquiries.

     f. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

     g. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.


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     3.   SPSS REPRESENTATIONS AND WARRANTIES.

     SPSS represents and warrants to the Buyer that:

     a.   SPSS STATUS.

          (i) SPSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power (corporate and other) and authority to own its properties, to carry on its business as now being conducted and to perform its obligations under any contract filed as an exhibit to any SPSS SEC Documents (as defined below).

          (ii) SPSS is qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the nature of its business and of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on SPSS's business, condition (financial or otherwise), assets, liabilities or operations.

     b.   SEC FILINGS; FINANCIAL STATEMENTS.

          (i) SPSS has made available to the Buyer accurate and complete copies of each report, registration statement and definitive proxy statement filed by SPSS with the SEC since August 4, 1993 (the "SPSS SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (a) each of the SPSS SEC Documents complied in all material respects with the applicable requirements of the 1933 Act or the 1934 Act (as defined herein), as the case may be; and (b) none of the SPSS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no contracts or other documents of SPSS that are required to be filed as exhibits to the SPSS SEC Documents which have not been filed.

          (ii)  The consolidated financial statements contained in the SPSS SEC
                Documents: (a) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (b) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q promulgated by the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which are not reasonably expected to be, individually or in the aggregate, material in


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                amount); and (c) fairly present the consolidated financial position of SPSS and its subsidiaries as of the respective dates thereof and the consolidated results of operations of SPSS and its subsidiaries for the periods covered thereby.

          (iii) Except for the liabilities included or reserved for in the audited balance sheet of the Company for the year ended December 31, 2000, included in the Form 10-K or the unaudited consolidated balance sheet of SPSS included in its Quarterly Report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2001 (the "Balance Sheet"), each as filed with the SEC, SPSS did not have, and since such date it has not incurred, liabilities or any other obligations whatsoever that are material (individually or in the aggregate) to SPSS, except current liabilities incurred in the ordinary course of business consistent with past practice subsequent to June 30, 2001.

     c. AUTHORIZED SHARES. The Shares have been duly authorized and, when issued to Buyer, will be duly and validly issued, fully paid and non-assessable.

     d. AUTHORITY; BINDING AGREEMENT. SPSS has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance by SPSS of this Agreement and the transactions contemplated hereby (including the contemplated issuance of the Shares), have been duly and validly authorized by SPSS, this Agreement has been duly executed and delivered by SPSS. No vote of SPSS's stockholders is needed to approve the sale and issuance of the Shares to the Buyer. This Agreement, when executed and delivered by SPSS, will be a legal, valid and binding agreement of SPSS, enforceable against it in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     e. NON-CONTRAVENTION. The execution and delivery of this Agreement by SPSS, the issuance of the Shares, and the consummation by SPSS of the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by SPSS of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of SPSS, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which SPSS is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree or judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over SPSS or any of its properties or assets, except any such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

     f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or third party is required to be obtained by SPSS for the issuance and sale of the Shares to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.


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     g.   OFFERING VALID. Assuming the accuracy of the representations and warranties of the Buyer contained in Section 2 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither SPSS nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons or take any other action so as to bring the sale of such Shares by SPSS within the registration provisions of the 1933 Act or any state securities laws.

     h. ABSENCE OF CHANGES. From June 30, 2001 to the date of this Agreement, there has not been any material adverse change in SPSS's business, condition (financial or otherwise), assets, liabilities or operations and SPSS has carried on its business in the ordinary course consistent with past practices.

     i. LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding and to the best of SPSS's knowledge, no person or entity has threatened to commence any Legal Proceeding (i) against SPSS that could reasonably be expected to have a material adverse effect on SPSS's business, condition (financial or otherwise), assets, liabilities or operations (other than any actual or threatened Legal Proceeding that has been previously disclosed by SPSS in any of the SPSS SEC Documents); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the sale and issuance of the Shares of the Buyer. To the best of SPSS's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     j. REGISTRATION STATEMENT ELIGIBILITY. SPSS is eligible to use a Registration Statement on Form S-3.

     4.   SECURITIES MATTERS

     a.   REGISTRATION OF SPSS COMMON STOCK.

          (i) SPSS shall prepare and file with the SEC a registration statement on Form S-3 (together with all amendments and supplements to any such registration statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, the "Registration Statement") under the 1933 Act, and the rules and regulations promulgated thereunder, for the registration (the "Registration") of the offering of the Shares for the account of the Buyer. SPSS shall take such steps as are reasonably required to register such SPSS Common Stock for sale on a delayed or continuous basis under Rule 415 of the 1933 Act and, provided that Form S-3 shall be available to SPSS for the Registration, to keep such Registration Statement continuously effective, current and available for use by the Buyer until such time as all of the Shares have been sold by the Buyer (the "Trading Period").


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          (ii)  The Buyer shall cooperate with SPSS in connection with the
                Registration and shall provide such information and execute such documents as SPSS shall reasonably request in connection with the Registration.

          (iii) SPSS shall permit the Buyer, at Buyer's cost and expense (except as otherwise specifically provided in Section 4(c), to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least three (3) business days prior to their filing with the SEC and shall not file any such document to which Buyer reasonably objects.

          (iv) Subject to Buyer's rights under clause (iii) above, SPSS hereby covenants and agrees that it will file the Registration Statement with the SEC no more that eight (8) business days following the Closing and, if the Registration Statement is reviewed by the SEC and the SEC provides comment with respect thereto ("SEC Comment"), will A) promptly provide to Buyer 1) a copy of any written SEC Comment with the date on which SPSS received SEC Comment, 2) a written summary of any SEC Comment received by SPSS in verbal, non-written format from the SEC and the date on which SPSS received SEC Comment, B) prepare and file a response, including, if necessary, an amendment to the Registration Statement, no more than eight (8) business days following the date on which SPSS receives such comments, and C) provide to Buyer a copy of any response by SPSS to a SEC Comment and the date on which SPSS delivered the response to the SEC Comment to the SEC.

          (v) SPSS hereby covenants and agrees that it will file a request for acceleration pursuant to Rule 461 no more than five (5) business days following the date on which it is advised by the SEC that the SEC does not intend to comment or further comment, as the case may be, on the Registration Statement.

          (vi) In the event that SPSS shall fail to satisfy its obligations under either clause (iii) or (iv) above, notwithstanding SPSS's receipt of Buyer's written approval of the contents of the Registration Statement or any applicable amendment or supplement thereto within three (3) business days after the date on which SPSS has delivered the Registration == Statement or any amendment or supplement thereto to Buyer for its review pursuant to clause (iii) above, SPSS shall pay Siebel an amount equal to $2,500 for each full business day during which such failure is continuing, provided, however, that SPSS's maximum liability for all such failures shall not exceed $100,000. Payment of penalties under this subsection 4(a) shall be made by SPSS to Buyer on the fifth (5th) day of each calendar month following the date on which the penalty occurs for the amount of penalties owed for the prior calendar month.


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          (vii) SPSS shall not grant to any holder of shares of SPSS Common
                Stock registration rights that interfere with the rights of the Buyer and the obligations of SPSS under this Section 4.

     b. SALES OF SPSS COMMON STOCK BY THE BUYER. If at any time prior to the effectiveness of the Registration Statement the Buyer elects to sell all or any portion of the Shares, the Buyer shall conduct such sales only through registered securities brokers ("brokers").

     c. REGISTRATION EXPENSES. SPSS shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the Registration, including without limitation, all SEC and securities exchange, NASDAQ registration and filing fees, and all fees and expenses of compliance by SPSS with the federal securities laws or any applicable state blue sky laws.

     d.   RESTRICTED STOCK. The Buyer understands and agrees, as follows:

          (i) That the Shares are not currently subject to a registration statement under the 1933 Act, and are issued pursuant to exemptions from registration under the 1933 Act which exemptions depend, among other things, on the bona fide nature of their investment intent.

          (ii) That Buyer shall not transfer the Shares except in compliance with the provisions of the 1933 Act. Any proposed transferee of any of the Shares shall agree to take and hold such securities upon the conditions set forth in Section 4(d)(iii) hereof.

          (iii) Until the Registration Statement is declared effective, each certificate representing any of such Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION THEREFROM OR IN CONTRAVENTION OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER.

                When the Shares may be sold pursuant to the Registration Statement, SPSS will, upon request of the Buyer, cause SPSS's transfer agent to exchange the share certificates legended as set forth above for unlegended share certificates.

          (iv) Unless a registration statement under the 1933 Act covering transactions in the SPSS Common Stock to be received by the Buyer pursuant to this Agreement has been declared effective by the SEC and such registration


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                statement remains effective at the time of transfer, each holder of shares of SPSS Common Stock to be received by the Buyer pursuant to this Agreement shall comply in all respects with the provisions of this Section 4(d). Prior to any proposed transfer of any such securities, the holder thereof shall give written notice to SPSS of such holder's intention to effect such transfer and shall comply with the requirements set forth in the balance of this section. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall be accompanied by (1) a written opinion of legal counsel who shall be reasonably satisfactory to SPSS, addressed to SPSS, to the effect that the proposed transfer of such securities may be effected without registration under the 1933 Act, (2) a "no action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (3) such other showing satisfactory to SPSS and its counsel, which satisfaction shall not be unreasonably withheld or delayed, that the proposed transfer of such securities may be effected without registration under the 1933 Act, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to SPSS.

     e. INDEMNIFICATION. When the SPSS Common Stock held by the Buyer is included in a registration statement under this Section 4:

          (i) SPSS will indemnify and hold harmless the Buyer, any underwriter (as defined in the 1933 Act) for the Buyer and each person, if any, who controls the Buyer or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by SPSS of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and SPSS will pay to the Buyer, underwriter or controlling person, any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such


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                settlement is effected without the consent of SPSS, which
                consent shall not be unreasonably withheld or delayed, nor shall SPSS be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by the Buyer any controlling person of the Buyer expressly for use in connection with such registration.

          (ii) The Buyer will indemnify and hold harmless SPSS, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SPSS within the meaning of the 1933 Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Buyer expressly for use in connection with such registration, and the Buyer will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4(e)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Buyer, which consent shall not be unreasonably withheld or delayed. In no event shall the liability of the Buyer hereunder be greater in amount than the dollar amount paid by Buyer for the Shares purchased pursuant to this Agreement.

          (iii) Promptly after receipt by an indemnified party under this
                Section 4(e) of notice of any claim, demand or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(e), deliver to the indemnifying party a written notice of the claim, demand or action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The

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                failure to deliver written notice to the indemnifying party within a reasonable time of receipt by the indemnified party of notice of such claim, demand or commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4(e).

          (iv) If the indemnification provided for in this Section 4(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any fees, charges or expenses (including fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     f. ADDITIONAL OBLIGATIONS OF SPSS. With respect to any registration hereunder, SPSS shall:

          (i) Use its best efforts to cause the Registration Statement to become effective as soon as possible after the filing of the Registration Statement, but in no event later than ten (10) business days thereafter (assuming that the SEC does not review the Registration Statement). If the SEC reviews the Registration Statement, the Company shall use its best efforts to cause such Registration Statement to become effective as soon as possible after the filing of the Registration Statement, which efforts shall include, but not be limited to, promptly responding to all SEC comments in an appropriate manner. The Company shall use its best efforts to cause the Registration Statement to remain effective for the period set forth in Section 4.a.(i).


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          (ii)  Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective throughout the Trading Period and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the Shares covered by the Registration Statement.

          (iii) Furnish to the Buyer such numbers of copies of the Registration Statement, a prospectus, including a preliminary prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Buyer may reasonably request in order to facilitate the disposition of shares of SPSS Common Stock owned by it.

          (iv) Promptly notify the Buyer, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, upon SPSS becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter, use reasonable efforts to prepare and file with the SEC as soon as possible and furnish to the Buyer a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

          (v) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Buyer or appropriate for the distribution of the securities covered by the registration statement.

          (vi) To the extent required by NASDAQ requirements, notify NASDAQ of the issuance of the shares of SPSS Common Stock covered by such registration.


     g. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Buyer the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Buyer to sell securities of SPSS to the public without registration, SPSS agrees to use its reasonable efforts to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (ii) file with the SEC in a timely manner all reports and other documents required of SPSS under the 1933 Act and the 1934 Act; and

          (iii) furnish to the Buyer forthwith upon request a written statement by SPSS that it has complied with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of SPSS, and such other reports and documents so filed by SPSS as may be reasonably requested in availing the Buyer of any rule or regulation of the SEC permitting the selling of any securities of SPSS held by it without registration.


     h. THIRD-PARTY REGISTRATION RIGHTS. Until the Registration Statement becomes effective, (i) SPSS shall not grant future registration rights to any third party without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed (provided, however, that this subsection 4(h)(i) shall not apply to any registration rights of any third party granted prior to the date hereof), and (ii) Buyer may assign its registration rights granted hereunder to one or more of its affiliates.

     5. ATTENDANCE AT MEETINGS OF SPSS INDUSTRY ADVISORY BOARD. For so long as the Buyer holds at least ten percent (10%) of the Shares, Richard Gorman or another individual designated by the Buyer, in Buyer's sole discretion, (which designee shall be reasonably acceptable to SPSS) shall be entitled to attend (at the Buyer's expense) all meetings of SPSS's industry advisory board (the "Industry Advisory Board"). SPSS shall give the Buyer adequate notice of meetings of SPSS's Industry Advisory Board, provided, however, that SPSS reserves the right to exclude such representative from access to any material or meeting or any portion thereof if SPSS reasonably believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information. The Buyer shall be entitled to receive all written materials and other information given to directors in connection with any meeting of the Industry Advisory Board as soon as practicable after such materials and other information have been given to the other attendees thereof. The Buyer shall not be entitled to attend, or have any individual designated by the Buyer attend, any meetings of the Board of Directors of SPSS without the express approval of an officer or the Board of Directors of SPSS.

     6.   CONDITIONS TO CLOSING

     a. CONDITIONS TO THE BUYER'S OBLIGATION. The obligation of the Buyer to purchase and pay for the Shares to be purchased by it at the Closing is subject to the following conditions (all of which, other than breaches of representation, warranties and covenants not known to that Buyer at Closing, shall be deemed satisfied or waived by the Buyer at or prior to the Closing in the event all of the transactions contemplated to be effected at the Closing are consummated and all or any of which in any case may be waived by the Buyer at or prior to Closing):

          (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of SPSS set forth in Section 3 hereof shall be true, accurate and correct on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

          (ii) PERFORMANCE. SPSS shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          (iii) CLOSING DOCUMENTS. SPSS shall have delivered to the Buyer each of the documents set forth in Section 7.a.

          (iv) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          (v) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer's special counsel, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     b. CONDITIONS TO SPSS'S OBLIGATION. The obligation of SPSS to sell and issue the Shares to the Buyer at Closing is subject to the following conditions (all of which shall be deemed satisfied or waived by SPSS at or prior to Closing in the event all of the transactions contemplated to be effected at the Closing are consummated and all or any of which in any case may be waived by SPSS at or prior to Closing):

          (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer set forth in Section 2 hereof shall be true, accurate and correct on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

          (ii) SECURITIES LAW QUALIFICATION. The offer and sale to the Buyer of the Shares shall be qualified or exempt from qualification under all applicable federal and state securities laws.

          (iii) PERFORMANCE. The Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     7.   CLOSING DELIVERIES

     a. CLOSING DELIVERIES OF SPSS. The Buyer shall have received prior to or at the Closing all of the following documents, each in form and substance reasonably satisfactory to the Buyer and its counsel:

          (i) A certificate of the Chief Executive Officer and the Chief Financial Officer of SPSS stating that (a) the representations and warranties of SPSS set forth in Section 3 hereof are true, accurate and correct on and as of the Closing, and (b) all agreements, obligations and conditions contained in this Agreement required to be performed and complied with by SPSS prior to or at the Closing have been performed as of the Closing and (c) that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of SPSS since June 30, 2001.

          (ii)  A stock certificate evidencing the Shares.

          (iii) Certified copies of the resolutions duly adopted by SPSS's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Shares and the consummation of all other transactions contemplated by this Agreement.

          (iv) An opinion of Ross & Hardies, counsel for SPSS, dated as of the Closing, in the form attached hereto as Exhibit A.

          (v) A certificate of good standing issued by the Secretary of State of the State of Delaware.

          (vi) Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder.

     b. CLOSING DELIVERIES OF THE BUYER. SPSS shall have received prior to or at the Closing all of the following materials or documents, each in the form and substance reasonably satisfactory to SPSS and its counsel:

          (i)   The Purchase Price.

          (ii) A certificate of the Chief Financial Officer of the Buyer stating that the representations and warranties of the Buyer set forth in Section 2 hereof are true, accurate and correct in all material respects on and as of the Closing and that all agreements, obligations and conditions contained in this Agreement required to be performed and complied with by the Buyer prior to or at the Closing have been performed as of the Closing.

     8.   MISCELLANEOUS

     a. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     b. AMENDMENTS, WAIVERS AND CONSENTS. This Agreement may be amended only by an instrument in writing signed by both parties hereto. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     c. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of SPSS and the Buyer and their respective heirs, successors and assigns.

     d. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof or thereof and shall terminate one year from the date of this Agreement.

     e. PRIOR AGREEMENTS. This Agreement and the Mutual Non-Disclosure Agreement attached as Exhibit B to the Letter of Intent dated June 28, 2001 between the Buyer and SPSS, and any related documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     f. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this the Agreement in any other jurisdiction.

     g. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of California, without giving effect to its conflict of laws principles.

     h. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     i. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     j. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of SPSS, the Buyer shall execute and deliver such instruments, documents and other writings as may be reasonably necessary to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) if by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto:



          SPSS:       SPSS Inc.
                      233 South Wacker Drive
                      Chicago, Illinois 60606
                      Attention: Jack Noonan
                                 President and Chief Executive Officer
                      Facsimile: 312-651-3558

                      with a copy to:

                      Lawrence R. Samuels, Esq.
                      Ross & Hardies
                      150 North Michigan Avenue
                      Suite 2500
                      Chicago, Illinois  60601
                      Facsimile: 312-750-8600

          BUYER:      Siebel Systems, Inc.
                      2207 Bridgepointe Parkway
                      San Mateo, California 94404
                      Attention: Vice President, Legal Affairs
                      Facsimile: 650-477-7343


     10. MOST FAVORED NATION. During the six-month period after the Closing, SPSS shall not issue or sell any security of SPSS at less than 95% of the then-current ten-day average trading price of the SPSS Common Stock or on terms otherwise more favorable to those offered to Buyer without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. This provision shall not apply to shares of capital stock issued upon exercise of SPSS stock options, shares issued pursuant to SPSS's employee stock purchase plan or shares issued in connection with a merger with or acquisition of the stock or assets of another entity.

     11. NO PUBLICITY. Except to the extent required by applicable law or a court of competent jurisdiction, SPSS shall not make any public announcement that refers to or identifies Buyer as an investor in SPSS without Buyer's prior written consent which consent shall not be unreasonably withheld or delayed.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date set forth below.


                               BUYER:


                               SIEBEL SYSTEMS, INC., a Delaware corporation


                               By:
                                  ------------------------------------------
                                    Name:
                                    Title:


                               Dated:
                                     ---------------------------------------





THIS AGREEMENT HAS BEEN ACCEPTED AS OF THE DATE SET FORTH BELOW.



SPSS:

SPSS INC., a Delaware corporation



By:
   -----------------------------------------
       Jack Noonan
       President and Chief Executive Officer


Dated:
      --------------------------------------